EXHIBIT 10.35

AGREEMENT TO CONVERT

This Agreement to Convert certain Demand Notes into Common Stock  is made as of December        , 2003, by and between AXCESS International, Inc., a Delaware corporation (the “AXCESS”), and VennWorks LLC, a Delaware limited liability corporation, formerly incuVest LLC (“VennWorks”).

RECITALS

A.                                   AXCESS issued to incuVest a Demand note on September 14, 2000 and as of November 30, 2003 has an outstanding principal balance of $91,106.00 and unpaid interest of $68,052.27.

B.                                     AXCESS also issued to incuVest a Demand Note on January 12, 2001 and as of November 30, 2003 has an outstanding principal balance of $712,148.61 and unpaid interest of $64,260.12.

C.                                     AXCESS also issued to VennWorks a Demand Note on February 14, 2002 and as of November 30, 2003 has an outstanding principal balance of $326,978.15 and unpaid interest of $38,927.60.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

1.                                       Conversion.  AXCESS and VennWorks agree to convert $1,301,472.75 owed to VennWorks by AXCESS for the above demand notes and unpaid interest will be converted into Common Stock and Warrants as follows:

i.      AXCESS upon the execution of this Agreement shall issue and deliver to VennWorks 1,831,332 shares of the Common Stock, and

ii.   As further consideration for entering into this Agreement upon the execution of this Agreement AXCESS shall issue and deliver to VennWorks a warrant to purchase up to 1,831,332 shares of the Common Stock of AXCESS.  The exercise price of the warrants will be $2.75 and they will expire on November 30, 2005.

2.                                       Securities Act Legend; Registration Rights.  The Securities issued in connection with this agreement  (hereinafter collectively, the “Shares”) will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).  Certificates representing the Shares shall bear a restrictive legend substantially to the effect of the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR

APPLICABLE STATE SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER JUSRISDICTION.  THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENSE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.  ADDITIONAL RESTRICTIONS REGARDING THE TERMS UNDER WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO VOTING OR NON-VOTING COMMON STOCK OF THE COMPANY, AS THE CASE MAY BE, ARE SET FORTH IN THE RESPECTIVE CERTIFICATES OF DESIGNATIONS, PREFERENCES, POWERS AND RIGHTS FOR THE SHARES.

3.                                       Representations and Warranties by AXCESS.  AXCESS hereby represents and warrants to VennWorks as follows:

a.               AXCESS is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the corporate power and authority to execute and deliver this agreement, to issue the Shares on the basis described herein and otherwise to perform its obligations under this agreement.

b.              The execution and delivery by the AXCESS of this letter agreement, the issuance of the Shares, and the performance by AXCESS of its obligations hereunder, have been duly authorized by all requisite corporation action on the part of AXCESS and will not (a) violate any provision of law, statute, rule or regulation or any order of any court or other agency of government, (b) conflict with or violate the Certificate of Incorporation or By-Laws of AXCESS, in each case as amended, or (c) violate, conflict with or constitute (with due notice or lapse of time or both) a default under any indenture, mortgage, lease, license, agreement or other contract or instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature upon the properties or assets of AXCESS or any of its subsidiaries, in each case if such violation, conflict, default, lien, charge or encumbrance would have a material adverse effect on AXCESS.

c.               This letter has been duly executed and delivered by AXCESS and constitutes the valid and legally binding obligation of AXCESS, enforceable in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, moratorium or similar laws affecting the rights of creditors generally.

d.              Based in part upon the representations and warranties of VennWorks by, any federal, state or other governmental department, commission, board, bureau, agency, or instrumentality or any third party is or will be necessary for the execution and delivery of this agreement by AXCESS and the issuance of the Shares hereunder, other that the filing of a notice of sale on Form D with the Securities and Exchange Commission in accordance with the rules and regulations thereof under the Securities Act

e.               The Shares are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock and are not subject to any preemptive rights.

4.                                       Representations and Warranties by VennWorks.  VennWorks hereby represents and warrants to AXCESS as follows:

a.               VennWorks is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

b.              VennWorks understands that the Shares have not been registered under the Securities Act, by reason of their issuance by AXCESS in transactions exempt from the registration requirements of the Securities Act, and that the Shares must be held by VennWorks indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration

c.               VennWorks further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts, after compliance with the holding periods and other provisions thereof.

d.              VennWorks understands that its investment hereunder involves substantial risks and represents and warrants that it has made such independent examinations and investigations of AXCESS as it has deemed necessary in making its investment decision, and VennWorks further represents and warrants that it has had sufficient access to the officers, directors, books and records of AXCESS as it has deemed necessary to conduct such examination and investigation and make such investment decision

e.               VennWorks is able to bear the economic risk of the investment contemplated by this agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this agreement

5.                                       Miscellaneous.

a.               This letter agreement constitutes our entire agreement with respect to the subject matter hereof.  This letter agreement may not be modified or amended of any provision hereof waived except by an instrument in writing signed by AXCESS and VennWorks.

b.              This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The rights of Amhion hereunder shall be assignable to any other holder of the Shares.  Except as provided in the immediately preceding sentence, this agreement and the rights of Amhion hereunder shall not be assignable, and any purported assignment hereof or thereof shall be void

c.               This letter agreement may be executed in any number of counterparts and on separate counterparts, each of which shall be an original instrument, but all of which together shall constitute a single agreement.  One or more signature pages from any counterpart of this letter agreement may be attached to any other counterpart of this letter agreement without in any way changing the effect thereof.  This letter agreement shall be effective when executed and delivered by AXCESS and Amhion.

d.              All notices, requests, demands, consents, waivers, or other communications made hereunder to any party or holder of Shares shall be in writing and shall be deemed to have been duly given if delivered personally or sent by nationally-recognized overnight courier, facsimile or by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below:

AXCESS:	3208 Commander Drive
Carrollton, Texas 75093
Attention: Chief Financial Officer
Facsimile No.: 972-407-9085

With a Copy to:	Craig G. Ongley
Vial, Hamilton, Koch & Knox, LLP
1700 Pacific Avenue, Suite 2800
Dallas, Texas 75201

or to such other address as the party to whom such communication is to be given may have furnished to the other party in writing in accordance herewith.  All such notices, requests, demands, consents, waivers or other communications shall be deemed to have been delivered (a) in the case of personal delivery, on the date of delivery, (b) if sent by facsimile, on the date sender receives a confirmation receipt, (c) if sent by overnight courier, on the next business day following the date sent and (d) in the case of mailing, on the third business day following such mailing

e.               Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

f.                 Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AXCESS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Allan Frank

Name:	Allan Frank

Title:	VP & CFO

VENNWORKS LLC a Delaware limited liability corporation

By:	/s/ Robert J. Bertoldi

Name:	Robert J. Bertoldi

Title:	President